Exhibit Number 99.1

Investor Contact:	Thomas J. Aaron
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FIRST QUARTER 2018 RESULTS WITH NET OPERATING REVENUES OF $3.689 BILLION

FRANKLIN, Tenn. (May 1, 2018) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2018.

The following highlights the financial and operating results for the three months ended March 31, 2018.

•	Net operating revenues totaled $3.689 billion.

•	Net loss attributable to Community Health Systems, Inc. common stockholders was $(25) million, or $(0.22) per share (diluted), compared with net loss of $(199) million, or $(1.79) per share (diluted) for the same period in 2017. Excluding the adjusting items as presented in the table in footnote (h) on page 13, net income attributable to Community Health Systems, Inc. common stockholders was $0.13 per share (diluted), compared with $0.07 per share (diluted) for the same period in 2017.

•	Adjusted EBITDA was $440 million.

•	Cash flow from operations was $106 million, compared with $242 million for the same period in 2017.

•	On a same-store basis, admissions decreased 2.4 percent and adjusted admissions decreased 1.9 percent, compared with the same period in 2017.

Net operating revenues for the three months ended March 31, 2018, totaled $3.689 billion, a 17.8 percent decrease, compared with $4.486 billion for the same period in 2017.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(25) million, or $(0.22) per share (diluted), for the three months ended March 31, 2018, compared with $(199) million, or $(1.79) per share (diluted), for the same period in 2017. Excluding the adjusting items as presented in the table in footnote (h) on page 13, net income attributable to Community Health Systems, Inc. common stockholders was $0.13 per share (diluted), for the three months ended March 31, 2018. Weighted-average shares outstanding (diluted) were 112 million for the three months ended March 31, 2018, and 111 million for the three months ended March 31, 2017.

Adjusted EBITDA for the three months ended March 31, 2018, was $440 million compared with $527 million for the same period in 2017, representing a 16.5 percent decrease.

The consolidated operating results for the three months ended March 31, 2018, reflect a 19.6 percent decrease in total admissions, and a 20.8 percent decrease in total adjusted admissions, compared with the same period in 2017. On a same-store basis, admissions decreased 2.4 percent and adjusted admissions decreased 1.9 percent during the three months ended March 31, 2018, compared with the same period in 2017. On a same-store basis, net operating revenues increased 1.6 percent during the three months ended March 31, 2018, compared with the same period in 2017.

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CYH Announces First Quarter 2018 Results

May 1, 2018

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We achieved continued progress across a number of our strategic and operating initiatives. During the first few months of the year, we expanded our transfer and access program, launched Accountable Care Organizations, and invested in both outpatient capabilities and service line enhancements across our markets. These efforts helped drive a good financial performance during the first quarter and position the Company for further anticipated improvements during the balance of 2018.”

The Company continues to receive interest from potential acquirers for certain of its hospitals and, during the first four months of 2018, has entered into definitive agreements to sell six hospitals. These divestitures have not yet been completed. In addition, the Company completed the divestiture of one hospital on April 1, 2018. The Company is pursuing interests for sale transactions involving hospitals, which, together with the hospitals that are currently subject to definitive agreements and the hospital that was divested on April 1, 2018, had a combined total of approximately $2.0 billion in annual net operating revenues and combined mid-single digit Adjusted EBITDA margins during 2017. These sale transactions are currently in various stages of negotiation with potential buyers. There can be no assurance that these potential divestitures (or the potential divestitures currently subject to definitive agreements) will be completed, or if they are completed, the ultimate timing of the completion of these divestitures.

Financial and statistical data for 2018 and 2017 presented in this press release include the operating results of divested hospitals through the effective date of each respective transaction. Same-store operating results exclude the results of the hospitals divested in 2017.

Information About Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings and related legal expenses, and the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts.

For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, the Company has presented adjusted income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share (diluted) and adjusted net income attributable to Community Health Systems, Inc. common stockholders per share (diluted) to reflect the impact on earnings per share from the selected items used in the calculation of Adjusted EBITDA. For a presentation and reconciliation of these measures, see footnote (h) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Included on pages 15, 16, 17 and 18 of this press release are tables setting forth the Company’s 2018 reaffirmed annual earnings guidance. The 2018 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, and reflects the impact of planned divestitures in 2018.

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CYH Announces First Quarter 2018 Results

May 1, 2018

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 126 affiliated hospitals in 20 states with an aggregate of approximately 21,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, May 2, 2018, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2018. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through June 2, 2018. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2018 Results

May 1, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net operating revenues (k)	$3,689	$4,486
Loss from continuing operations (f), (i), (j)	(6)	(176)
Net loss attributable to Community Health Systems, Inc. stockholders	(25)	(199)
Adjusted EBITDA (e)	440	527
Net cash provided by operating activities	106	242
Basic loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i), (j)	$(0.22)	$(1.78)
Discontinued operations	—	(0.01)

Net loss	$(0.22)	$(1.79)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i), (j)	$(0.22)	$(1.78)
Discontinued operations	—	(0.01)

Net loss (h)	$(0.22)	$(1.79)

Weighted-average number of shares outstanding (g):
Basic	112	111
Diluted	112	111

For footnotes, see pages 10, 11, 12, 13 and 14.

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CYH Announces First Quarter 2018 Results

May 1, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018		2017
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)			$5,168
Provision for bad debts			682

Net operating revenues (k)	$3,689	100.0%	4,486	100.0%
Operating costs and expenses:
Salaries and benefits	1,648	44.7%	2,061	45.9%
Supplies	616	16.7%	749	16.7%
Other operating expenses	911	24.7%	1,057	23.5%
Government and other legal settlements and related costs (j)	5	0.1%	(41)	(0.9)%
Electronic health records incentive reimbursement	(1)	—%	(6)	(0.1)%
Rent	89	2.4%	109	2.4%
Depreciation and amortization	181	4.9%	236	5.3%
Impairment and (gain) loss on sale of businesses, net (i)	28	0.8%	250	5.6%

Total operating costs and expenses	3,477	94.3%	4,415	98.4%

Income from operations (f), (i), (j)	212	5.7%	71	1.6%
Interest expense, net	228	6.2%	229	5.1%
Loss from early extinguishment of debt	4	0.1%	21	0.5%
Equity in earnings of unconsolidated affiliates	(7)	(0.2)%	(3)	(0.1)%

Loss from continuing operations before income taxes	(13)	(0.4)%	(176)	(3.9)%
(Benefit from) provision for income taxes	(7)	(0.2)%	—	—%

Loss from continuing operations (f), (i), (j)	(6)	(0.2)%	(176)	(3.9)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	—	—%	(1)	—%

Loss from discontinued operations, net of taxes	—	—%	(1)	—%

Net loss	(6)	(0.2)%	(177)	(3.9)%
Less: Net income attributable to noncontrolling interests	19	0.5%	22	0.5%

Net loss attributable to Community Health Systems, Inc. stockholders	$(25)	(0.7)%	$(199)	(4.4)%

Basic loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i), (j)	$(0.22)		$(1.78)
Discontinued operations	—		(0.01)

Net loss	$(0.22)		$(1.79)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i), (j)	$(0.22)		$(1.78)
Discontinued operations	—		(0.01)

Net loss (h)	$(0.22)		$(1.79)

Weighted-average number of shares outstanding (g):
Basic	112		111

Diluted	112		111

For footnotes, see pages 10, 11, 12, 13 and 14.

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CYH Announces First Quarter 2018 Results

May 1, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net loss	$(6)	$(177)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	18	5
Net change in fair value of available-for-sale securities, net of tax	(2)	3
Amortization and recognition of unrecognized pension cost components, net of tax	1	—

Other comprehensive income	17	8

Comprehensive income (loss)	11	(169)
Less: Comprehensive income attributable to noncontrolling interests	19	22

Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(8)	$(191)

For footnotes, see pages 10, 11, 12, 13 and 14.

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CYH Announces First Quarter 2018 Results

May 1, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	Consolidated			Same-Store
	2018	2017	% Change	2018	2017	% Change
Number of hospitals (at end of period)	127	155		125	125
Licensed beds (at end of period)	21,051	26,009		20,849	20,824
Beds in service (at end of period)	18,525	23,336		18,339	18,796
Admissions	170,680	212,242	-19.6%	169,815	173,986	-2.4%
Adjusted admissions	355,448	449,012	-20.8%	353,188	359,949	-1.9%
Patient days	784,305	972,885		781,391	791,941
Average length of stay (days)	4.6	4.6		4.6	4.6
Occupancy rate (average beds in service)	46.9%	46.5%		47.2%	47.0%
Net operating revenues (k)	$3,689	$4,486	-17.8%	$3,671	$3,613	1.6%
Net inpatient revenues as a % of net operating revenues	49.2%	48.9%		49.2%	49.1%
Net outpatient revenues as a % of net operating revenues	50.8%	51.1%		50.8%	50.9%
Income from operations (f), (i), (j)	$212	$71	198.6%
Income from operations as a % of net operating revenues	5.7%	1.6%
Depreciation and amortization	$181	$236
Equity in earnings of unconsolidated affiliates	$(7)	$(3)
Net loss attributable to Community Health Systems, Inc. stockholders	$(25)	$(199)	87.4%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-0.7%	-4.4%
Adjusted EBITDA (e)	$440	$527	-16.5%
Adjusted EBITDA as a % of net operating revenues	11.9%	11.7%
Net cash provided by operating activities	$106	$242	-56.2%

For footnotes, see pages 10, 11, 12, 13 and 14.

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CYH Announces First Quarter 2018 Results

May 1, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$424	$563
Patient accounts receivable (k)	2,453	2,384
Supplies	442	444
Prepaid income taxes	17	17
Prepaid expenses and taxes	208	198
Other current assets	449	462

Total current assets	3,993	4,068

Property and equipment, gross	11,402	11,497
Less accumulated depreciation and amortization	(4,431)	(4,445)

Property and equipment, net	6,971	7,052

Goodwill	4,704	4,723

Deferred income taxes	64	62

Other assets	1,579	1,545

Total assets	$17,311	$17,450

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$37	$33
Accounts payable	892	967
Accrued liabilities:
Employee compensation	668	685
Accrued interest	231	229
Other	435	442

Total current liabilities	2,263	2,356

Long-term debt	13,855	13,880

Deferred income taxes	19	19

Other long-term liabilities (b)	1,352	1,360

Total liabilities	17,489	17,615

Redeemable noncontrolling interests in equity of consolidated subsidiaries	523	527

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 116,301,706 shares issued and outstanding at March 31, 2018, and 114,651,004 shares issued and outstanding at December 31, 2017	1	1
Additional paid-in capital	2,014	2,014
Accumulated other comprehensive loss	(16)	(21)
Accumulated deficit	(2,774)	(2,761)

Total Community Health Systems, Inc. stockholders’ deficit	(775)	(767)
Noncontrolling interests in equity of consolidated subsidiaries	74	75

Total stockholders’ deficit	(701)	(692)

Total liabilities and stockholders’ deficit	$17,311	$17,450

For footnotes, see pages 10, 11, 12, 13 and 14.

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CYH Announces First Quarter 2018 Results

May 1, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net loss	$(6)	$(177)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	181	236
Government and other legal settlements and related costs (j)	5	(1)
Stock-based compensation expense	4	9
Impairment and (gain) loss on sale of businesses, net (i)	28	250
Loss from early extinguishment of debt	4	21
Other non-cash expenses, net	12	8
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(66)	11
Supplies, prepaid expenses and other current assets	(21)	(67)
Accounts payable, accrued liabilities and income taxes	(33)	(14)
Other	(2)	(34)

Net cash provided by operating activities	106	242

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(8)	(2)
Purchases of property and equipment	(170)	(146)
Proceeds from disposition of hospitals and other ancillary operations	11	—
Proceeds from sale of property and equipment	3	—
Purchases of available-for-sale securities and equity securities	(19)	(12)
Proceeds from sales of available-for-sale securities and equity securities	34	26
Increase in other investments	(28)	(37)

Net cash used in investing activities	(177)	(171)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(5)
Deferred financing costs and other debt-related costs	(11)	(40)
Proceeds from noncontrolling investors in joint ventures	—	5
Redemption of noncontrolling investments in joint ventures	(3)	(4)
Distributions to noncontrolling investors in joint ventures	(23)	(28)
Borrowings under credit agreements	10	610
Issuance of long-term debt	—	2,200
Proceeds from receivables facility	49	26
Repayments of long-term indebtedness	(89)	(2,826)

Net cash used in financing activities	(68)	(62)

Net change in cash and cash equivalents	(139)	9
Cash and cash equivalents at beginning of period	563	238

Cash and cash equivalents at end of period	$424	$247

For footnotes, see pages 10, 11, 12, 13 and 14.

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CYH Announces First Quarter 2018 Results

May 1, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three months ended March 31, 2018 and 2017. Both financial and statistical results exclude entities in discontinued operations for all periods presented. Same-store operating results and statistical data exclude information for hospitals divested during 2017.

(b)	The contingent value right (“CVR”) is included in other long-term liabilities on the condensed consolidated balance sheets and entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to Health Management Associates, Inc. (“HMA”), as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $34 million in costs have been incurred and approximately $30 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which, after consideration of amounts paid and current estimates of valuation inputs, has been adjusted to its estimated fair value of $259 million at March 31, 2018. For the CVR valuation at March 31, 2018, the change in fair value from the estimate of $256 million at December 31, 2017 was primarily the result of a decrease in the discount rate applied to an estimated settlement amount. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of March 31, 2018
Legal and other related costs incurred to date	$34
Settlements paid	30
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	259

Costs incurred plus certain estimated liabilities for CVR-related matters	323
Allocated to:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Recorded amounts that reduce CVR value after giving effect to deductible and co-insurance	$276

CVRs outstanding	265

(c)	Included in discontinued operations for the three months ended March 31, 2017, are three smaller hospitals, two of which are being actively marketed for sale and one hospital that sold effective May 1, 2017. The after-tax loss for the sold or held for sale hospitals, was approximately $1 million for the three months ended March 31, 2017.

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CYH Announces First Quarter 2018 Results

May 1, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended
	March 31,
	2018	2017
Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Loss from continuing operations, net of taxes	$(6)	$(176)
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	19	22

Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(25)	$(198)

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$—	$(1)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$—	$(1)

(e)	EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings and related legal expenses, and the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary targets used to determine short-term cash incentive compensation. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the senior secured credit facility (although Adjusted EBITDA does not include all of the adjustments described in the senior secured credit facility).

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CYH Announces First Quarter 2018 Results

May 1, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended
	March 31,
	2018	2017
Net loss attributable to Community Health Systems, Inc. stockholders	$(25)	$(199)
Adjustments:
(Benefit from) provision for income taxes	(7)	—
Depreciation and amortization	181	236
Net income attributable to noncontrolling interests	19	22
Loss from discontinued operations	—	1
Interest expense, net	228	229
Loss from early extinguishment of debt	4	21
Impairment and (gain) loss on sale of businesses, net	28	250
Expense (income) from government and other legal settlements and related costs	5	(41)
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	5	7
Expense related to the sale of a majority interest in home care division	—	1
Expense related to employee termination benefits and other restructuring charges	2	—

Adjusted EBITDA	$440	$527

(f)	Included in non-same-store loss from operations and loss from continuing operations are pre-tax charges related to acquisition costs of less than $1 million for both the three-month periods ended March 31, 2018 and 2017.

(g)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended
	March 31,
	2018	2017
Weighted-average number of shares outstanding—basic	112	111
Add effect of dilutive securities:
Stock awards and options	—	—

Weighted-average number of shares outstanding—diluted	112	111

The Company generated a loss from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three months ended March 31, 2018 and 2017, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated income from continuing operations, the effect of restricted stock awards on the diluted shares calculation would have been an increase of 73,361 shares and 78,773 shares during the three months ended March 31, 2018 and 2017, respectively.

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CYH Announces First Quarter 2018 Results

May 1, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(h)	The following supplemental tables reconcile loss from continuing operations and net loss attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted loss from continuing operations per share (diluted) and non-GAAP adjusted net loss attributable to Community Health Systems, Inc. common stockholders presents useful information to investors through highlighting the impact on earnings per share of selected items used in calculating Adjusted EBITDA.

	Three Months Ended
	March 31,
	2018	2017
Loss from continuing operations, as reported	$(0.22)	$(1.78)
Adjustments:
Loss from early extinguishment of debt	0.03	0.12
Impairment and (gain) loss on sale of businesses, net	0.24	1.92
Expense (income) from government and other legal settlements and related costs	0.04	(0.23)
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	0.03	0.04
Expense related to employee termination benefits and other restructuring charges	0.01	—

Income from continuing operations, excluding adjustments	$0.13	$0.08

	Three Months Ended
	March 31,
	2018	2017
Net loss, as reported	$(0.22)	$(1.79)
Adjustments:
Loss from early extinguishment of debt	0.03	0.12
Impairment and (gain) loss on sale of businesses, net	0.24	1.92
Expense (income) from government and other legal settlements and related costs	0.04	(0.23)
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	0.03	0.04
Expense related to employee termination benefits and other restructuring charges	0.01	—

Net income, excluding adjustments	$0.13	$0.07

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CYH Announces First Quarter 2018 Results

May 1, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(i)	Both income from operations and loss from continuing operations for the three months ended March 31, 2018, included non-cash expense of approximately $28 million related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale. Both income from operations and loss from continuing operations for the three months ended March 31, 2017, included non-cash expense of approximately $250 million related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company had identified for sale. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

(j)	The $(0.04) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months ended March 31, 2018, is the net impact of several lawsuits settled in principle during the three months ended March 31, 2018, and related legal expenses. The $0.23 per share (diluted) of income for “Government and other legal settlements and related costs” for the three months ended March 31, 2017, is primarily the impact of the shareholder derivative action settled during the three months ended March 31, 2017, net of related legal expenses.

(k)	On January 1, 2018, the Company adopted the new revenue recognition accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the FASB Accounting Standards Codification (“ASC”) as topic 606 (“ASC 606”). The revenue recognition standard in ASC 606 outlines a single comprehensive model for recognizing revenue as performance obligations, defined in a contract with a customer as goods or services transferred to the customer in exchange for consideration, are satisfied.

The Company applied the modified retrospective approach to all contracts when adopting ASC 606. As a result, the majority of what was previously classified as the provision for bad debts in the statement of loss is now reflected as implicit price concessions (as defined in ASC 606) and therefore included as a reduction to net operating revenues in 2018. For changes in credit issues not assessed at the date of service, the Company will prospectively recognize those amounts as a component of operating costs and expenses. For periods prior to the adoption of ASC 606, the provision for bad debts has been presented consistent with the previous revenue recognition standards that required it to be presented separately as a component of net operating revenues. Additionally, upon adoption of ASC 606 the allowance for doubtful accounts of approximately $3.9 billion at December 31, 2017 was reclassified as a component of net patient accounts receivable.

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CYH Announces First Quarter 2018 Results

May 1, 2018

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2018. These projections reaffirm selected guidance provided on February 27, 2018, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2018 guidance should be considered in conjunction with the assumptions included herein. See pages 17 and 18 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2018 Projection Range
Net operating revenues (in millions)	$13,600	to	$13,900
Adjusted EBITDA (in millions)	$1,550	to	$1,650
Loss from continuing operations per share—diluted	$(1.50)	to	$(1.10)
Same-store hospital annual adjusted admissions	(0.5)%	to	0.5%
Weighted-average diluted shares, in millions	113.0	to	114.0

The following assumptions were used in developing the 2018 guidance provided above:

•	The guidance above includes approximately $1.0 billion of net operating revenues with low to mid-single digit Adjusted EBITDA margins, related to divestitures we anticipate to occur throughout 2018. The operations associated with these anticipated divestitures generated approximately $2.0 billion of net operating revenues in 2017 with mid-single digit Adjusted EBITDA margins.

•	The Company’s projections also exclude the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Effect of potential debt refinancing activities, including losses from the early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures;

•	Insurance recoveries that may be received for property losses and business interruption coverage related to Hurricanes Harvey and Irma;

•	Changes in the estimated impact of the Tax Cuts and Jobs Act (“Tax Act”) on our deferred tax assets and liabilities; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•	Health Information Technology (HITECH) electronic health records incentive reimbursement will be zero for the year ending December 31, 2018.

•	Same-store hospital annual adjusted admissions decline of (0.5)% to growth of 0.5% for 2018, which does not take into account service closures and weather-related or other unusual events.

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CYH Announces First Quarter 2018 Results

May 1, 2018

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 5.0% to 5.1% for 2018. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 6.5% to 6.6%; however, interest expense may vary as revenue varies. Interest expense has been adjusted to reflect the repayment of debt with proceeds from the anticipated divestitures, based on the expected timing of those divestitures. Total fixed rate debt, including swaps, is expected to average approximately 85% to 95% of total debt during 2018.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.5% to 0.6% for 2018.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.5% to 0.6% for 2018.

A reconciliation of the Company’s projected 2018 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending
	December 31, 2018
	Low	High
Net loss attributable to Community Health Systems, Inc. stockholders (1)	$(171)	$(124)
Adjustments:
Depreciation and amortization	690	700
Interest expense, net	890	910
Provision for income taxes	71	89
Net income attributable to noncontrolling interests	70	75

Adjusted EBITDA (1)	$1,550	$1,650

(1)	The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2018
Guidance
Total	$475	to	$575

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2018
Guidance
Total	$700	to	$800

•	Diluted weighted-average shares outstanding are projected to be between approximately 113.0 million to 114.0 million for 2018.

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CYH Announces First Quarter 2018 Results

May 1, 2018

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders), as well as changes in other federal, state or local laws or regulations affecting our business;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, and the fact that a substantial portion of our indebtedness will mature and become due in the near future, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces First Quarter 2018 Results

May 1, 2018

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all (including to realize the anticipated amount of proceeds from contemplated dispositions), the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events such as Hurricanes Harvey and Irma;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of prior or potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	changes in interpretations, assumptions and expectations regarding the Tax Act; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months ended March 31, 2018, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2018 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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